EXHIBIT 24.1

POWER OF ATTORNEY

We, the undersigned Officers and Directors of UMH Properties, Inc., hereby severally constitute Eugene W. Landy and Samuel A. Landy, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all registration statements and amendments to registration statements filed with the Securities and Exchange Commission for the purpose of registering Shares of Common Stock of UMH Properties, Inc. to be issued pursuant to the UMH Properties, Inc. Dividend Reinvestment and Stock Purchase Plan, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all said registration statements and amendments to registration statements.

WITNESS our hands on the date set forth below.

Signature	Title	Date

/s/ Eugene W. Landy	Chairman of the Board	August 11, 2016
Eugene W. Landy

/s/ Samuel A. Landy	President, Chief Executive Officer and Director	August 11, 2016
Samuel A. Landy

/s/ Anna T. Chew	Vice President, Chief Financial and Accounting Officer,	August 11, 2016
Anna T. Chew	Treasurer and Director

/s/ Jeffrey A. Carus	Director	August 11, 2016
Jeffrey A. Carus

/s/ Matthew I. Hirsch	Director	August 11, 2016
Matthew I. Hirsch

/s/ Michael P. Landy	Director	August 11, 2016
Michael P. Landy

/s/ Stuart Levy	Director	August 11, 2016
Stuart Levy

/s/ James E. Mitchell	Director	August 11, 2016
James E. Mitchell

/s/ Kenneth K. Quigley	Director	August 11, 2016
Kenneth K. Quigley

/s/ Stephen B. Wolgin	Director	August 11, 2016
Stephen B. Wolgin